UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
March 1, 2017
Date of Report (Date of earliest event reported)
____________________
ADVANCED MICRO DEVICES, INC.
(Exact name of registrant as specified in its charter)
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Delaware (State of Incorporation)	001-07882 (Commission File Number)	91-1692300 (I.R.S. Employer Identification No.)
One AMD Place
Sunnyvale, California 94085
(Address of principal executive offices) (Zip Code)
(408) 749-4000
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 29, 2014, Advanced Micro Devices, Inc. (the “Company”) filed a Current Report on Form 8-K disclosing that on December 26, 2014, the Company received notice of a stockholder derivative action on November 24, 2014, on the grounds that in calendar 2014, the Company granted equity awards to the Company’s President and Chief Executive Officer, Dr. Lisa Su, in excess of the per calendar year share limit on individual awards under the Company’s 2004 Equity Incentive Plan (the “2004 Plan”). Rather than litigate this technical issue, the Board of Directors of the Company (the “Board”) decided to rescind and void certain performance-based restricted stock unit (“PRSU”) and restricted stock unit (“RSU”) awards (collectively, the “Voided Equity Awards”) granted to Dr. Su during 2014. In disclosing this decision, the Company also disclosed the Board’s intent to replace the Voided Equity Awards with new grants at the earliest practicable opportunity available to the Company, subject to law and the terms of the 2004 Plan.

On February 18, 2015, the Company disclosed on a Current Report on Form 8-K/A that on February 12, 2015, the Board determined that it was advisable and in the best interest of the Company to grant Dr. Su an award of PRSUs and an award of RSUs in an effort to partially return Dr. Su’s equity compensation to the level it was prior to the action to void and rescind the Voided Equity Awards.

At the Company’s 2015 annual meeting of stockholders held on April 29, 2015, the Company sought and received shareholder approval for an amendment to the 2004 Plan to increase the annual share limit on individual awards from 3 million shares to 10 million shares.

On May 4, 2015, the Company disclosed on a Current Report on Form 8-K/A that on April 30, 2015, the Board determined that it was in the best interest of the Company to grant Dr. Su an award of PRSUs in order to fully return Dr. Su’s equity compensation to the level it was prior to the action to void and rescind the Voided Equity Awards.

The stockholder who filed the stockholder derivative action first challenging the 2014 grants subsequently filed an amended complaint in the same case alleging that the replacement of the Voided Equity Awards in 2015 amounted to an amendment of the 2004 Plan that required a shareholder vote. The Company moved to dismiss the amended complaint for failure to state a claim, and in a transcript ruling dated September 16, 2016, the Delaware Court of Chancery (the “Court”) agreed with the Company and ruled that the rescission and later replacement of the awards at issue was not an amendment of the 2004 Plan and did not require a shareholder vote.

Accordingly, on March 1, 2017, the Court dismissed the complaint with prejudice for failure to state a claim. Notwithstanding that dismissal, the stockholder’s counsel demanded a “mootness” fee to compensate them for the “benefit” they had allegedly conferred on the Company by causing the Company to rescind and replace the Voided Equity Awards. The Company does not believe the stockholder or her counsel have conferred any benefit on the Company. However, rather than litigate this issue, the Company agreed to pay the stockholder’s counsel $55,000 in legal fees. In accordance with the Court’s order approving the resolution of this issue and the final dismissal of the matter, the Company hereby provides notice in the attached Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
99.1	Notice filed pursuant to Court Order dated March 1, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2017		ADVANCED MICRO DEVICES, INC.
	By:	/s/ Beth Ozmun
	Name:	Beth Ozmun
	Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Notice filed pursuant to Court Order dated March 1, 2017.